EXHIBIT 32.2

CERTIFICATE PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of PVH Corp. (the “Company”) for the quarterly period ended August 2, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Melissa Stone, Interim Chief Financial Officer and Executive Vice President, Global Financial Planning & Analysis of the Company, certify, pursuant to section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(i)the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(ii)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	September 2, 2026
	By:	/s/ MELISSA STONE
	Name:	Melissa Stone
Interim Chief Financial Officer and Executive Vice President, Global Financial Planning & Analysis

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.